SUB-ITEM 77Q3

AIM Mid Cap Core Equity Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 6/30/2009
File number: 811-2699
Series No.:  1

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                       63,072
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                       12,613
       Class C                        9,994
       Class R                        3,953
       Class Y                        2,395
       Institutional Class            4,724


74V. 1 Net asset value per share (to nearest cent)
       Class A                        17.41
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                        14.23
       Class C                        14.20
       Class R                        17.22
       Class Y                        17.42
       Institutional Class            18.07